UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2010
VAXGEN, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-26483	94-3236309

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

379 Oyster Point Boulevard, Suite 10, South San Francisco, California	94080

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 624-1000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
On May 28, 2010, VaxGen, Inc. (“VaxGen”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Violet Acquisition Corporation, a wholly owned subsidiary of VaxGen (“Merger Sub I”), Violet Acquisition LLC, a wholly owned subsidiary of VaxGen (“Merger Sub II”), diaDexus, Inc. (“diaDexus”) and John E. Hamer, as representative of diaDexus’ stockholders. Upon the terms and subject to the conditions set forth in the Merger Agreement, diaDexus will become a wholly owned subsidiary of VaxGen through a merger of Merger Sub I with and into diaDexus with diaDexus as the surviving company (“Merger I”) and immediately following the effectiveness of Merger I, a merger of diaDexus with and into Merger Sub II (“Merger II” and together with Merger I, the “Merger”).
Upon the terms and subject to the conditions set forth in the Merger Agreement, by virtue of the Merger, each outstanding share of Series F Preferred Stock of diaDexus (“Series F Preferred”) will be converted into the right to receive common stock of VaxGen. Based upon the shares of diaDexus Series F Preferred and VaxGen common stock outstanding as of the date of the Merger Agreement, the holders of Series F Preferred would receive approximately 1.7583 shares of common stock of VaxGen for each share of Series F Preferred, which is equal to 19,059,153 shares of VaxGen common stock, assuming VaxGen advances to diaDexus pursuant to the Loan Agreement (described below) do not exceed $4 million. The actual exchange ratio will be determined immediately prior to the effective time of the Merger (the “Effective Time”).
Consistent with the requirements of diaDexus’s certificate of incorporation, each share of diaDexus Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Common Stock and all options and warrants to purchase diaDexus capital stock will be canceled immediately prior to the Effective Time without any payment of consideration.
Eight percent of the shares of VaxGen common stock issued as Merger consideration will be allocated to diaDexus employees pursuant to the diaDexus Bonus Retention Plan, dated May 1, 2008, as amended (the “Bonus Retention Plan”). The number of shares issued to the Bonus Retention Plan participants will be reduced in order to account for any diaDexus tax withholding obligations under the plan. Immediately after the Merger, the holders of VaxGen common stock prior to the Merger will own approximately 61.51% of the common stock of VaxGen, and the holders of diaDexus Series F Preferred and the Bonus Retention Plan participants will, in the aggregate, own approximately 38.49% of the common stock of VaxGen (the “diaDexus Ownership Percentage”), assuming (i) no shares issued to the Bonus Retention Plan participants are withheld to satisfy withholding obligations and (ii) VaxGen advances to diaDexus pursuant to the Loan Agreement do not exceed $4 million. For each dollar that the VaxGen advances to diaDexus pursuant to the Loan Agreement exceeds $4 million, the diaDexus Ownership Percentage will be reduced by 0.000001915.
The Board of Directors of the combined company will consist of five members and will include Lori Rafield and James Panek as the VaxGen designees.

Consummation of the Merger (the “Closing”) is subject to Closing conditions, including among other things, (i) the California Commissioner of Corporations having issued a permit under Section 25121 of the California Corporations Code (following a fairness hearing) for the issuance of the VaxGen common stock to be issued in the Merger or a registration statement on Form S-4 having been declared effective by the Securities and Exchange Commission (the “SEC”), (ii) adoption and approval of the Merger Agreement by the requisite vote of the diaDexus stockholders, (iii) the absence of a material adverse event with respect to VaxGen or diaDexus between the execution of the Merger Agreement and Closing, and (iv) diaDexus having aggregate current liabilities, excluding the current portion of any long-term debt and the principal amount of the VaxGen bridge financing (including any interest thereon), of no more than $3.5 million and VaxGen having aggregate current liabilities, including indebtedness, but excluding obligations and deferred rent under VaxGen’s real property leases, of no more than $400,000.
Each of VaxGen and diaDexus have made customary representations, warranties and covenants in the Merger Agreement, including among others, covenants that (i) each party will conduct its business in the ordinary course of business consistent with past practice during the interim period between the execution of the Merger Agreement and the Closing; (ii) each party will not engage in certain kinds of transactions or take certain actions during such period; (iii) diaDexus will use its commercially reasonable efforts to solicit and obtain the required diaDexus stockholder vote by written consent with respect to the adoption of the Merger Agreement and the approval of the Merger, and (vi) the board of directors of diaDexus will recommend that its stockholders adopt the Merger Agreement, subject to certain exceptions.
Prior to the Closing, neither diaDexus nor VaxGen is permitted to solicit, initiate, knowingly encourage or facilitate, participate in any discussions or negotiations or entertain any proposals to be acquired other than pursuant to the Merger Agreement, subject to certain exceptions, including for diaDexus a “fiduciary out” for a superior competing proposal.
The Merger Agreement contains certain termination rights for both VaxGen and diaDexus, and further provides that, upon termination of the Merger Agreement under specified circumstances, including a decision by VaxGen or diaDexus to pursue a superior transaction, as defined in the Merger Agreement, either party may, subject to certain adjustments, be required to pay the other party a termination fee of $850,000 (provided, that, VaxGen shall be entitled to a credit of up to $200,000, corresponding to payments made to reimburse diaDexus for transaction expenses). In addition, in the event that the Merger Agreement is terminated by either diaDexus or VaxGen because of a failure to obtain the requisite approval of diaDexus stockholders and the board of directors of diaDexus determines to effect another acquisition transaction within twelve months following the date the Merger Agreement is terminated, then diaDexus shall pay VaxGen a termination fee of $850,000.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. In particular, the Merger Agreement and related description are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to VaxGen or diaDexus.

Voting Agreements
On May 28, 2010, in connection with the Merger Agreement, VaxGen entered into Voting Agreements with certain officers, directors and stockholders of diaDexus (“diaDexus Voting Agreements”) pursuant to which these parties agreed to vote (i) in favor of the adoption of the Merger Agreement and approval of the Merger and (ii) against approval of any proposal in opposition to or in competition with the consummation of the Merger.
Approximately 42% percent of the outstanding shares of diaDexus capital stock are subject to the Voting Agreements. The form of the Voting Agreements is filed as Exhibit 99.1 to this report and is incorporated by reference herein. The description of the Voting Agreements and VaxGen Voting Agreements set forth above does not purport to be complete and is qualified in its entirety by reference to such agreements.
Lock-Up Agreements
On May 28, 2010, in connection with the Merger Agreement, VaxGen entered into Lock-Up Agreements with certain officers, directors and stockholders of diaDexus (“diaDexus Lock-Up Agreements”) pursuant to which these parties agreed to not effect any sale, transfer or other disposition of any VaxGen common stock received in the Merger unless such sale, transfer or other disposition is made in compliance with the resale provisions set forth in paragraph (d) of Rule 145 of the Securities Act of 1933, as amended (the “Securities Act”), as if such stockholder were deemed an “affiliate” of diaDexus, as such term is defined for purposes of paragraphs (c) and (d) of Rule 145 under the Securities Act. Approximately 60% percent of the outstanding shares of diaDexus capital stock are subject to the Lock-Up Agreements.
The form of the Lock-Up Agreements is filed as Exhibit 99.2 to this report and is incorporated by reference herein. The description of the Lock-Up Agreements set forth above does not purport to be complete and is qualified in its entirety by reference to such agreements.
Loan Agreement
On May 28, 2010, in connection with the Merger Agreement, VaxGen entered into a Loan Agreement (the “Loan Agreement”) with diaDexus. Pursuant to the Loan Agreement, VaxGen has agreed to make loans to diaDexus in the principal amount of up to $6 million. The initial advance of $3,000,000 under the Loan Agreement was made on May 28, 2010. The second advance of $1,000,000 will be made, upon request of diaDexus, at any time after June 28, 2010 and the third and fourth advances of $1,000,000 may be made at VaxGen’s sole and absolute discretion. The loans made pursuant to the Loan Agreement will bear interest at 10% payable at maturity, and will be secured by all of diaDexus’ assets on a pari-passu basis with certain secured promissory notes issued on May 28, 2010 by diaDexus, evidencing loans by certain of its stockholders in the aggregate principal amount of $1.5 million. The security interests will be granted pursuant to a Security and Collateral Agency Agreement entered into on

May 28, 2010, by and among diaDexus, VaxGen and the purchasers of the secured promissory notes (the “Collateral Agreement”), pursuant to which VaxGen will serve as collateral agent for itself and the purchasers of the secured promissory notes. The security interests will be first priority security interests, subject to pre-existing liens and certain permitted liens.
The loans pursuant to the Loan Agreement will mature on the earliest of: (a) the earlier of (i) the last day of the twelfth full calendar month following the date of termination of the Merger Agreement and (ii) the consummation of a Company Acquisition Transaction (as defined in the Merger Agreement), (b) the stated maturity date of the $1.5 million of diaDexus’s secured promissory notes, (c) immediately upon certain bankruptcy events of default, and (d) immediately upon notice of acceleration given by VaxGen following any other events of default. Upon the Closing, the loans made by VaxGen to diaDexus will be forgiven.
The foregoing description of the Loan Agreement and the Collateral Agreement does not purport to be complete and is qualified in its entirety by reference to a full text of the Loan Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference, and a full text of the Collateral Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.
Amended and Restated Employment Agreement
On May 27, 2010, VaxGen approved an amendment (the “Amendment”) to the Amended and Restated Employment Agreement, dated April 20, 2010, by and between VaxGen and James Panek (the “Original Agreement”). Pursuant to the Original Agreement, Mr. Panek was entitled to be paid a one-time cash bonus equal to a maximum of 20% of his annual base salary (the “Panek Bonus”) upon a Change of Control (as defined in the Original Agreement) which definition did not cover the Merger. Pursuant to the Amendment, Mr. Panek will also be paid the Panek Bonus upon the consummation of the Merger.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to a full text of the Amendment, which is attached as Exhibit 10.3 to this Current Report on Form 8-K, and is incorporated herein by reference.
Item 8.01. Other Events.
On May 28, 2010, VaxGen issued a press release announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.3 to this Current Report on Form 8-K, and is incorporated herein by reference.
Forward-Looking Statements
This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about diaDexus and VaxGen. Such statements include, but are not limited to, statements about the proposed transaction and its potential benefits to the diaDexus and VaxGen stockholders, the expected timing of the completion of the transaction, the combined company’s plans, objectives, expectations and intentions with respect to future operations and products and other statements that are not historical in nature, particularly those that utilize terminology such as “will,” “potential,” “could,” “can,” “believe,” “intends,” “continue,” “plans,” “expects,” “estimates” or comparable terminology. Forward-looking statements are based on current expectations and assumptions, and entail various known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to diaDexus and VaxGen that could cause actual results to differ materially from those expressed in such forward-looking statements include the risk of general business and economic conditions; the failure of the diaDexus stockholders to approve the transaction; the failure of either party to meet any of the other conditions to the closing of the transaction; the failure to realize the anticipated benefits from the transaction or delay in realization thereof; diaDexus’ need for and ability to obtain additional financing; the sufficiency of available capital to allow diaDexus to grow revenue or achieve profitability; the risk that diaDexus is unable to obtain required regulatory approvals and to commercially reintroduce its PLAC TIA test in a timely manner, or at all, or that diaDexus revenues are materially adversely affected by the issuance of a “do not use” letter to diaDexus customers with respect to the PLAC TIA test, the technical and commercial merits and potential of diaDexus’ diagnostic products; and the difficulty of developing pharmaceutical and diagnostic products, obtaining regulatory and other approvals and achieving market acceptance. Additional factors that could cause VaxGen’s results to differ materially from those described in the forward-looking statements can be found in VaxGen’s most recent annual reports on Form 10-K and subsequent quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission, which are filed with the SEC and available at the SEC’s web site at www.sec.gov and which discussions also are incorporated herein by reference. The information set forth herein speaks only as of the date hereof, and diaDexus and VaxGen disclaim any intention and do not assume any obligation to update or revise any forward looking statement, whether as a result of new information, future events or otherwise.
Additional Information
In connection with the proposed merger, VaxGen may file with the SEC a registration statement on Form S-4, which will include a prospectus of VaxGen and other relevant materials in connection with the proposed transactions, and may file with the SEC other documents regarding the proposed transaction. The final prospectus would be mailed to the stockholders of diaDexus. Investors and security holders of diaDexus are urged to read the prospectus (including any amendments or supplements thereto) and the other relevant material carefully in their entirety IF AND when they become available because they will contain important information about diaDexus, VaxGen and the proposed transaction.
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended or an exemption therefrom.

Upon filing, any prospectus and other relevant materials (when and if they become available), and any and all documents filed with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by VaxGen by directing a written request VaxGen, Inc., 379 Oyster Point Boulevard, Suite 10, South San Francisco, CA 94080, Attention: Investor Relations.

Item 9.01. Financial Statements and Exhibits.

Exhibit
Number	Description

2.1	Agreement and Plan of Merger and Reorganization, dated May 28, 2010, by and among VaxGen, Inc., Violet Acquisition Corporation, Violet Acquisition LLC and diaDexus, Inc.*

10.1	Loan Agreement, dated as of May 28, 2010, entered into by and between diaDexus, Inc. and VaxGen, Inc.

10.2	Security and Collateral Agency Agreement dated as of May 28, 2010, by and among diaDexus, Inc., the secured parties listed on the signature pages thereto and VaxGen, Inc., in its capacity as Collateral Agent.

10.3	Amended and Restated Executive Employment Agreement between James P. Panek and VaxGen, Inc., dated May 27, 2010.

99.1	Form of Voting Agreement, dated May 28, 2010, by and among certain directors, officers and stockholders of diaDexus, Inc. and VaxGen, Inc.

99.2	Form of Lock-Up Agreement, dated May 28, 2010, by and among certain directors, officers and stockholders of diaDexus, Inc. and VaxGen, Inc.

99.3	Press release dated May 28, 2010 entitled, “VaxGen to acquire diaDexus in a stock-for-stock merger under revised terms.”
* Certain schedules referenced in the Agreement and Plan of Merger and Reorganization have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VaxGen, Inc. (Registrant)
Dated: May 28, 2010	By:	/s/ James P. Panek
		Name:	James P. Panek
		Title:	President

EXHIBIT INDEX
Item 9.01. Financial Statements and Exhibits.

Exhibit
Number	Description

2.1	Agreement and Plan of Merger and Reorganization, dated May 28, 2010, by and among VaxGen, Inc., Violet Acquisition Corporation, Violet Acquisition LLC and diaDexus, Inc.*

10.1	Loan Agreement, dated as of May 28, 2010, entered into by and between diaDexus, Inc. and VaxGen, Inc.

10.2	Security and Collateral Agency Agreement dated as of May 28, 2010, by and among diaDexus, Inc., the secured parties listed on the signature pages thereto and VaxGen, Inc., in its capacity as Collateral Agent.

10.3	Amended and Restated Executive Employment Agreement between James P. Panek and VaxGen, Inc., dated May 27, 2010.

99.1	Form of Voting Agreement, dated May 28, 2010, by and among certain directors, officers and stockholders of diaDexus, Inc. and VaxGen, Inc.

99.2	Form of Lock-Up Agreement, dated May 28, 2010, by and among certain directors, officers and stockholders of diaDexus, Inc. and VaxGen, Inc.

99.3	Press release dated May 28, 2010 entitled, “VaxGen to acquire diaDexus in a stock-for-stock merger under revised terms.”
* Certain schedules referenced in the Agreement and Plan of Merger and Reorganization have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.